UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) October 30, 2008
Health Care REIT, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-8923	34-1096634
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

One SeaGate, Suite 1500, Toledo, Ohio	43604
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (419) 247-2800

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.
On September 2, 2008, HCN Acquiror, Inc. (“HCN Sub”), a Delaware corporation and a wholly-owned subsidiary of Health Care REIT, Inc., a Delaware corporation (the “Company”), entered into a Purchase and Sale Agreement (the “Agreement”) with US Assisted Living Facilities III, Inc., a Delaware corporation (“Seller”), and Sunrise Senior Living Investments, Inc., a Virginia corporation (“SSLII”), a wholly-owned subsidiary of Sunrise Senior Living, Inc., a Delaware corporation.
Pursuant to the Agreement, HCN Sub agreed to acquire Seller’s 90% interest in Sunrise Third Senior Holdings, LLC, a Delaware limited liability company (“Sunrise Third”), which indirectly owns 29 senior living facilities in 12 states, for an aggregate purchase price of $643.5 million. The purchase price was to be offset by 90% of the debt to be retained or assumed, directly or indirectly, by Sunrise Third as part of the transactions under the Agreement. HCN Sub’s obligation to complete the transactions remained subject to a number of conditions, including the completion of its due diligence investigation of the transactions and the facilities. HCN Sub initially had 45 days to complete its due diligence investigation. On October 15, 2008, the parties entered into an amendment to the Agreement to extend the due diligence period until October 31, 2008. Under the Agreement, HCN Sub had the right to terminate the Agreement, in its sole and absolute discretion, at any time during the due diligence period.
On October 30, 2008, HCN Sub terminated the Agreement in accordance with its terms by written notice to the escrow agent, Seller and SSLII. Pursuant to the Agreement, the deposit initially provided to the escrow agent upon execution of the Agreement has been returned to HCN Sub.
Item 7.01 Regulation FD Disclosure.
The press release announcing the termination of the Agreement is posted on the Internet (www.hcreit.com) under the heading News & Events. A copy of the press release has been furnished as Exhibit 99.1 to this Current Report.
All information in the press release is furnished and shall not be deemed “filed” with the Securities and Exchange Commission for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise be subject to the liability of that Section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates it by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
99.1	Press release dated October 31, 2008

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTH CARE REIT, INC.
By:	/s/ GEORGE L. CHAPMAN
George L. Chapman
Its: Chairman of the Board and Chief Executive Officer

Dated: October 31, 2008